Registration No. 333-186726

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A

                                 Amendment No. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                          SYNERGY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Colorado
         (State or other jurisdiction of incorporation or organization)

                                            20203 Highway 60
                                         Platteville, CO 80651
       20-2835920                           (970) 737-1073
----------------------------  ------------------------------------------------
IRS Employer I.D. number)     (Address, including zip code, and telephone number
                             including area code of principal executive offices)


                              William E. Scaff, Jr.
                                20203 Highway 60
                              Platteville, CO 80651
                                 (970) 737-1073
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                Hart & Hart, LLC
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after this Registration Statement
              becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

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

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

 Large accelerated filer   [  ]                  Accelerated filer         [X]

 Non-accelerated filer     [  ]                  Smaller reporting company [ ]
(Do not check if a smaller reporting company)

                           CALCULATION OF REGISTRATION FEE


                                     Proposed
Title of Each         Maximum         Maximum       Proposed
  Securities         Securities      Offering       Aggregate      Amount of
 to be                  to be         Price Per     Offering     Registration
Registered           Registered      Share (1)        Price        Fee (1)
----------           ----------     ------------    ---------    ------------

Common stock,
preferred stock,
convertible
preferred stock,
rights and
warrants (2)            (3)             (3)            (3)            (3)

Total                               $250,000,000   $250,000,000     $34,110

--------------------------------------------------------------------------------

(1) The amount of registration fee, calculated in accordance with Rule 457(o), is the maximum aggregate offering price at which the securities subject to this registration statement are proposed to be offered.


(2) Includes common stock, preferred stock, convertible preferred stock, rights or warrants issuable upon conversion of convertible preferred stock or the exercise of rights or warrants.


(3) There are being registered hereunder an indeterminate amount and number of securities as may be sold, from time to time, by the Company.

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


     The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED APRIL __, 2013


PROSPECTUS
                          SYNERGY RESOURCES CORPORATION


Common stock, preferred stock, convertible preferred stock, rights or warrants, as well as common stock, preferred stock, convertible preferred stock, rights or warrants issuable upon the conversion of convertible preferred stock or the exercise of rights or warrants, or any combination of the foregoing



     We may offer from time to time shares of our common stock, preferred stock, convertible preferred stock, rights or warrants, as well as common stock, preferred stock, convertible preferred stock, rights or warrants issuable upon the conversion of convertible preferred stock or the exercise of rights or warrants, or any combination of the foregoing, at an initial offering price not to exceed $250,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.


     Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to us from the sale. The prospectus supplement will set forth, without limitation, the number of securities offered and the terms of the offering.

     We may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to us will be set forth in the applicable prospectus supplement.

     We may not use this prospectus to complete sales of our securities unless this prospectus is accompanied by a prospectus supplement.

     The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 6 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


     Our common stock is traded on the NYSE MKT under the symbol "SYRG". On April 4, 2013, the closing price of our common stock on the NYSE MKT was $6.33.



                 Date of this Prospectus is _____________, 2013

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

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

Overview

     Synergy Resources Corporation ("we," "our," "us" or "the Company") is a growth-oriented independent oil and gas company engaged in the acquisition, development, and production of crude oil and natural gas in and around the Denver-Julesburg Basin ("D-J Basin") of Colorado. All of our producing wells are in the Wattenberg Field, which has a history as one of the most prolific production areas in the country. We are expanding our undeveloped acreage holdings in eastern Colorado and western Nebraska, and may commence development activities in these areas.

     Since commencing active operations in September 2008, we have undergone significant growth. As disclosed in the following table, as of December 31, 2012, we have drilled, acquired, or participated in 273 gross oil and gas wells. At December 31, 2012 there were 250 wells that had reached productive status and there were 23 wells in various stages of completion, all of which are expected to reach productive status.

                    Operated               Participated        Acquired
               --------------------    -------------------     --------
      Year     Drilled    Completed    Drilled   Completed

      2009        --          --           2           2             --
      2010        36          22          --          --             --
      2011        20          28          11          11             72
      2012        51          47          13           5              4
      2013(1)     27          15           1           8             36
             -------     -------      ------      ------         ------
      Total      134         112          27          26            112
              ======      ======       =====       =====          =====


1. Represents activity through December 31, 2012.

     As of November 30, 2012, our estimated proved reserves exceeded 5 million Bbls of oil and 33 Bcf of gas. We currently hold approximately 235,000 gross acres and 199,000 net acres under lease.

Strategy

     Our strategy for continued growth includes additional drilling activities, acquisition of existing wells, and recompletion of wells to more rapidly access and/or extend reserves through improved hydraulic stimulation techniques. We attempt to maximize our return on assets by drilling and operating wells in which we have a majority net revenue interest. We attempt to limit our risk by drilling in proven areas. To date, we have not drilled any wells which were not economically viable.

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

     All wells drilled prior to 2012 were relatively low-risk vertical or directional wells. During 2012 we participated with other operators in six horizontal wells. Five of the wells had reached productive status by December 31, 2012. Initial results from the wells have been promising and we plan to expand our horizontal well operations during 2013. Our capital expenditure budget anticipates participation in ten horizontal wells as a non-operating interest owner. Furthermore, we plan to drill and operate four horizontal wells for our own account. Horizontal drilling operations are expected to commence in the spring.

     Historically, our cash flow from operations was not sufficient to fund our growth plans and we relied on proceeds from the sale of debt and equity securities. Our cash flow from operations is increasing, and we plan to finance an increasing percentage of our growth with internally generated funds.
Ultimately, implementation of our growth plans will be dependent upon the success of our operations and the amount of financing we are able to obtain.

Significant Developments

     As an operator, we continued our active vertical well drilling program from September 1, 2012 through December 31, 2012. During that time, we drilled 27 wells and brought 15 wells into productive status. As of December 31, 2012, we were the operator of 22 wells that were in various stages of completion, all of which are expected to reach productive status during our second fiscal quarter. We have substantially completed our plans for drilling vertical wells during the 2013 fiscal year, and plan to focus our efforts on horizontal wells during the remaining eight months of the fiscal year. Our activity on wells in which we participate as a non-operating interest owner included eight wells that reached productive status and one well that was drilled. One non-operated well was in the completion phase at December 31, 2012.

     On December 5, 2012, we completed an acquisition of assets from Orr Energy LLC. The assets included 36 producing oil and gas wells along with a number of undeveloped leases. We assumed operational responsibility on 35 of the producing wells. Purchase consideration included cash of $30 million and 3,128,422 shares of our restricted common stock. Our preliminary evaluation of the assets indicates that the fair value of the acquisition will approximate $42 million and that revenues and expenses from the assets will be consolidated with our operations commencing on December 5, 2012.

     In November 2012, we modified our borrowing arrangement with Community Banks of Colorado, successor in interest to Bank of Choice, to increase the maximum allowable borrowings. The new revolving line of credit increases the maximum lending commitment to $150 million, subject to a borrowing base calculation.

     The arrangement contains covenants that, among other things, restrict the payment of dividends and require compliance with certain financial ratios. The borrowing arrangement is collateralized by certain of our assets, including producing properties. Maximum borrowings are subject to reduction based upon a borrowing base calculation, which will be re-determined semi-annually using updated reserve reports. As of December 31, 2012, the borrowing base calculation limited maximum borrowings to $47 million. In December 2012, we utilized a portion of the financing available through this arrangement to fund the acquisition of oil and gas properties. We expect to use the remaining proceeds

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

to fund our drilling and development expenditures and to provide working capital.

     Interest accrues at a variable rate, which will equal or exceed the minimum rate of 2.5%. The interest rate pricing grid contains a graduated escalation in applicable margin for increased utilization. At our option, interest rates will be referenced to the Prime Rate plus a margin of 0% to 1%, or the London InterBank Offered Rate plus a margin of 2.5% to 3.25%. The maturity date for the arrangement is November 28, 2016.

     We commenced our commodity hedging program beginning January 1, 2013 by hedging approximately 58,000 barrels of oil over the next 24 months of production using a commodity swap with an average price of $91.25. Our overall hedging strategy includes increasing our hedging position to 175,000 barrels of oil covering 24 months future production by using swaps or costless collar contracts.

     On March 1, 2013, we entered into an Agreement with Vecta Oil and Gas, Ltd., relating to oil and gas properties located in the Denver-Julesberg Basin, Colorado. The Agreement closed on March 13, 2013. At the closing, we paid Vecta a leasehold reimbursement fee consisting of a cash payment of $2,928,502 and the issuance to Vecta of 100,000 shares of our restricted common stock having a value, for purposes of the Agreement, of approximately $660,000. Pursuant to the terms of the Agreement:

     o Greenhorn Project Area Leasehold (91,837 gross and 43,757 net acres) - we and Vecta exchanged 6,977 net acres in oil and gas leases located in Morgan and Weld Counties, Colorado, and we acquired an additional 4,580 net acres from Vecta in oil and gas leases located in Morgan and Weld Counties, Colorado. Following this exchange and acquisition, we owned an undivided 35% working interest and Vecta owned an undivided 65% working interest in 43,757 net acres.

     o    Wattenberg  Extension Area Leasehold (2,758 gross and 2,023 net acres)
          - Vecta conveyed to us 65% of its working interest in oil and gas leases covering 2,023 net acres in Weld County, Colorado.

     o State of Colorado Leasehold (960 gross and 960 net acres) - Vecta conveyed to us 30% of its working interest in oil and gas leases from the Colorado Board of Land Commissioners covering 960 net acres in Weld County, Colorado. Following this exchange and acquisition, we owned an undivided 65% working interest and Vecta owned an undivided 35% working interest in the leasehold acreage.

     o Supplemental Greenhorn Project Area Leasehold (9,838 gross and 1,904 net acres) - Vecta conveyed to us 35% of its working interest in oil and gas leases covering 1,904 net acres in Morgan and Weld Counties, Colorado.

     In total, the Agreement covers 101,675 gross (45,661 net) acres in which we hold a 35% working interest and approximately 3,718 gross (2,983 net) acres in which we hold a 65% working interest. Subject to certain exceptions, the oil and

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gas leases  subject to the  Agreement  were  delivered  with an 80% net  revenue
interest,   and  we  reserved  an  overriding   royalty  interest,   subject  to
proportionate reductions, equal to 20%, less existing landowners' and overriding royalties. However, no overriding royalty interest was reserved with respect to any state or federal oil and leases or any of the oil and gas leases comprising the Supplemental Greenhorn Project Area.

     The Agreement also establishes an area of mutual interest covering designated areas in Morgan and Weld Counties, Colorado.

     We will work with Vecta to:

     o acquire new proprietary seismic data across a portion of the oil and gas leases that are the subject of the Agreement;

     o drill a horizontal well on one of the leases to evaluate either the Greenhorn Shale or Niobrara Shale; and

     o conduct other exploration projects in the area covered by the leases as may be mutually agreed upon. The Agreement contemplates the drilling of an initial well to test the Greenhorn formation on or before October 31, 2013.

     We will be the operator for all wells to be drilled on the leases.

     Our website is: www.syrginfo.com. Information on our website is not part of this prospectus.

     Our offices are located at 20203 Highway 60, Platteville, CO 80651. Our office telephone number is (970) 737-1073 and our fax number is (970) 737-1045.

THE OFFERING:

Securities Offered:


     We may offer from time to time shares of our common stock, preferred stock, convertible preferred stock, rights or warrants, as well as common stock, preferred stock, convertible preferred stock, rights or warrants issuable upon the conversion of convertible preferred stock or the exercise of rights or warrants, or any combination of the foregoing at an initial offering price not to exceed $250,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. We may not use this prospectus to complete sales of our securities unless this prospectus is accompanied by a prospectus supplement. See the "Plan of Distribution" section of this prospectus for additional information concerning the manner in which our securities may be offered.


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


Common Stock Outstanding:   As of April 4, 2013, we had 55,226,616 outstanding
                            shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities.


Risk Factors:               Any purchase of our securities involves a high
                            degree of risk. Risk factors include our short operating history and the possible need for us to sell shares of our common stock to raise capital.
                            See the "Risk Factors" section of this prospectus below for additional Risk Factors.

NYSE MKT Symbol:            SYRG

Use of proceeds:            Unless the applicable prospectus supplement states
                            otherwise, the net proceeds from the sale of the securities registered hereby will be used for the acquisition of leases, the acquisition of oil and gas wells, and/or drilling and completing oil and gas wells.

Forward-Looking Statements

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement.

     The identification in this prospectus of factors that may affect our future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

     Factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:

     o    The success of our exploration and development efforts;

     o    The price of oil and gas;

     o    The worldwide economic situation;

     o    Any change in interest rates or inflation;

     o    The   willingness   and  ability  of  third  parties  to  honor  their
          contractual commitments;

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

     o Our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital;

     o    Our capital costs, as they may be affected by delays or cost overruns;

     o    Our costs of production;

     o Environmental and other regulations, as the same presently exist or may later be amended;

     o    Our   ability  to   identify,   finance  and   integrate   any  future
          acquisitions; and

     o    The volatility of our stock price.

                                  RISK FACTORS

     Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.

Our operations will be affected from time to time and in varying degrees by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil and natural gas.

     These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws.

     In addition, the production of oil or gas may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to us and may delay or otherwise adversely affect our operations.

     From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil and gas producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond our control or the oil and gas industry.

     Our activities are subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays

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

and may materially affect our earnings. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on our operations in the future although compliance may necessitate significant capital outlays, materially affect our earning power or cause material changes in our intended business. In addition, we may be exposed to potential liability for pollution and other damages.

Oil and gas exploration is not an exact science, and involves a high degree of risk.

     The primary risk lies in the drilling of dry holes or drilling and completing wells, which, though productive, do not produce gas and/or oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing oil and gas wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil or gas from the well.

     Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than in development drilling. Exploratory drilling itself can be of varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil and gas than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

     Although the completion of oil and gas wells is, to a certain extent, less risky than drilling for oil and gas, the process of completing an oil or gas well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce oil or gas in quantities sufficient to repay our investment in the well.

     The acquisition, exploration and development of oil and gas properties, and the production and sale of oil and gas are subject to many factors not under our control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by various governmental authorities.

Buyers of our gas, if any, may refuse to purchase gas from us in the event of oversupply.

     If we drill wells that are productive of natural gas, the quantities of gas that we may be able to sell may be too small to pay for the expenses of operating the wells. In such a case, the wells would be "shut-in" until such time, if ever, that economic conditions permit the sale of gas in quantities which would be profitable.

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

Lack of take-away capacity in the Wattenberg Field could restrict our ability to sell crude oil and natural gas.

     During 2012, crude oil and natural gas production increased significantly in and around the Wattenberg Field and has strained the capacity of the midstream operators to collect and process the hydrocarbons. While midstream operators are increasing their capacity to gather and process natural gas and crude oil, it is unknown whether the increased capacity will be sufficient. A lack of capacity on the part of midstream operators could constrain our ability to sell crude oil and natural gas and have a negative effect on our results of operation.

Interests that we may acquire in oil and gas properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject us to future undetermined expenses.

     We do not intend to purchase title insurance, title memos, or title certificates for any leasehold interests we will acquire. It is possible that at some point we will have to undertake title work involving substantial costs. In addition, it is possible that we may suffer title failures resulting in significant losses.

The drilling of oil and gas wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions, which could result in substantial losses or liabilities to third parties.

     Although we intend to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), we may not be insured against all such losses because insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of our funds or property.

Opposition to Hydraulic Fracturing may increase the cost and time to complete our wells

     Hydraulic fracturing, the process used for releasing oil and gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development. While companies have been using the technique for decades, as drilling expands to more populated areas, environmentalists raise concern about the effects on the population's health and drinking water.

     In April of 2012, the Obama administration proposed the first national standards to control air pollution from gas wells stimulated by hydraulic fracturing. The EPA published claims that the new regulations would ensure pollution is controlled without slowing natural gas production, actually resulting in more product for fuel suppliers to bring to market. The proposal would restrict the venting of gases during the well completion phase, and require the implementation of a new technology to reduce emissions of pollutants during completion of wells. Implementation of the pollution-reducing equipment for so-called "green completions" is required by January 2015.

     Locally, some counties and municipalities are attempting to impose more stringent regulations than those required by the Colorado Oil and Gas Conservation Commission. Litigation has been initiated to determine the legality of these attempts. Depending on the legislation that may ultimately be enacted or the regulations that may be adopted at the federal, state and/or local levels, exploration and production activities that entail hydraulic fracturing could be subject to additional regulation and permitting requirements. Individually or collectively, such new legislation or regulation could lead to operational delays or increased operating costs and could result in additional burdens that could increase the costs and delay the development of unconventional oil and gas resources from shale formations which are not commercial without the use of hydraulic fracturing. This could have an adverse effect on our business.

Our transactions with related parties may cause conflicts of interests that may adversely affect us.

     Ed Holloway and William E. Scaff, Jr., both of whom are officers, directors and principal shareholders, control two entities, Petroleum Exploration & Management, LLC ("PEM") and HS Land & Cattle, LLC ("HSLC"), with whom we do business. We presently lease the Platteville office space and equipment storage yard from HSLC at a rate of $10,000 per month. During 2011, we purchased all of the operating oil and gas assets owned by PEM.

     We believe that the transactions and agreements that we have entered into with these affiliates are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to do business.

Our  failure  to  obtain  capital  may   significantly   restrict  our  proposed
operations.

     We need additional capital to fund our capital expenditure plans. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price investors paid for their shares of our common stock. Our failure to obtain the capital required will result in the slower implementation of our business plan. There can be no assurance that we will be able to obtain the necessary capital.

     We will need to consistently generate positive cash flow or obtain additional financing until we are able to consistently yield sufficient cash essential for the growth of our operations in executing our strategic business plan.

     As a result of our short operating history, it is difficult for potential investors to evaluate our business.

Although our common stock has been listed on the NYSE MKT since July 27, 2011, the trading in our stock has, at times, been limited and sporadic.

     Additionally, the trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. Factors that could negatively affect our share price include, but are not limited to:

     o    actual  or  anticipated  fluctuations  in  our  quarterly  results  of operations;
     o    liquidity;
     o    sales of common stock by our shareholders;
     o    changes in oil and natural gas prices;
     o publication of research reports about us or the oil and natural gas exploration and production industry generally;
     o    increases  in market  interest  rates which may  increase  our cost of capital;
     o    changes  in  applicable  laws  or   regulations,   court  rulings  and
          enforcement and legal actions;
     o    changes in market valuations of similar companies;
     o    adverse market reaction to any indebtedness we incur in the future;
     o    additions or departures of key management personnel;
     o    actions by our shareholders;
     o    commencement of or involvement in litigation;
     o    news  reports   relating  to  trends,   concerns,   technological   or
          competitive developments, regulatory changes and other related issues in our industry;
     o speculation in the press or investment community regarding our business;
     o    general market and economic conditions; and
     o domestic and international economic, legal and regulatory factors unrelated to our performance.

     Shares issuable upon the exercise of outstanding warrants and options may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock. We have outstanding options and warrants which could potentially allow the holders to acquire a substantial number of shares of our common stock. Until the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the current owners of our outstanding shares by adding a substantial number of additional shares of common stock.

The credit risk of financial institutions could adversely affect us.

     We have entered into transactions with counterparties in the financial services industry, including commercial banks, insurance companies, and their affiliates. These transactions expose us to credit risk in the event of default of our counterparty, principally with respect to hedging agreements but also insurance contracts and bank lending commitments. Deterioration in the credit markets may impact the credit ratings of our current and potential counterparties and affect their ability to fulfill their existing obligations to us and their willingness to enter into future transactions with us.

Our use of hedging transactions could reduce our cash flow and/or result in reported losses.

     We periodically enter into hedging agreements for a portion of our anticipated oil production. Our commodity hedging agreements are limited in duration, usually for periods of two years or less. Should commodity prices increase after we have entered into a hedging transaction, our cash flows will be lower than they would have been had the hedge not been in place.

     For financial reporting purposes, we do not use hedge accounting, thus we are required to record changes in the fair value of our hedging instruments through our earnings rather than through other comprehensive income had we elected to use hedge accounting. As a consequence, we may report material unrealized losses or gains on our hedging agreements prior to their expiry. The amount of the actual realized losses or gains will differ and will be based on the actual prices of the commodities on the settlement dates as compared to the hedged prices contained in the hedging agreements. As a result, our periodic financial results will be subject to fluctuations related to our derivative instruments.

We are dependent upon the contributions of our senior management team and other key employees for our success.

     If one or more of these executives, or other key employees, were to cease to be employed by us, our progress could be adversely affected. In particular, we may have to incur costs to replace senior executive officers or other key employees who leave, and our ability to execute our business strategy could be impaired if we are unable to replace such persons in a timely manner.

                                 USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities registered hereby will be used for the acquisition of leases, the acquisition of oil and gas wells, and/or drilling and completing oil and gas wells.

     Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                              PLAN OF DISTRIBUTION


     We may sell shares of our common stock, preferred stock, convertible preferred stock, rights or warrants, as well as common stock, preferred stock, convertible preferred stock, rights or warrants issuable upon the conversion of convertible preferred stock or the exercise of rights or warrants, or any combination of the foregoing in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to a placement agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     Notwithstanding  the  above,  the  maximum  commission  or  discount  to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by us to any FINRA member or independent broker-dealer in connection with an offering of our securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners
(not directors) of any underwriter or member of a selling group and/or their officers or partners.

     Our securities may be sold:

     o    At a fixed price.
     o As the result of the exercise of warrants or the conversion of preferred shares and at fixed or varying prices, as determined by the terms of the warrants or convertible securities.
     o    At varying prices in at the market offerings.
     o In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities to be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

     If dealers are utilized in the sale of offered securities in respect of which this prospectus is delivered, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

     If an agent is used in an offering of offered securities, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

     The securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

     We may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract, when issued, will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to our approval. We will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by us.

     Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

     Agents, dealers and underwriters may be entitled under agreements with us to indemnification from us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

     We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

     Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. Our borrowing arrangement contains terms that require the lenders to approve dividend payments. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.


Preferred Stock/Convertible Preferred Stock

     We are authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series (including any right to convert the preferred stock into common stock, rights or warrants) and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.


Transfer Agent

      Corporate Stock Transfer
      3200 Cherry Creek Drive South, Suite 430
      Denver, Colorado 80209
      Phone: 303-282-4800
      Fax:  303-282-5800

                              DESCRIPTION OF RIGHTS

     The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

     o the date for determining the persons entitled to participate in the rights distribution;

     o    the exercise price for the rights;

     o the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

     o the number of rights issued to each shareholder and the number of rights outstanding, if any;

     o    the extent to which the rights are transferable;

     o the date on which the right to exercise the rights will commence and the date on which the right will expire;

     o the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

     o    anti-dilution provisions of the rights, if any; and

     o any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

     Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS

     We may issue warrants to purchase preferred stock, common stock, or rights that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

     If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

     o    the offering price;
     o    the title of the warrants;
     o    the aggregate number of warrants offered;
     o    the dates or periods during which the warrants can be exercised;
     o whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
     o the designation and terms of any securities with which the warrants are issued;
     o if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
     o if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
     o any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
     o    any special tax implications of the warrants or their exercise;
     o    any antidilution provisions of the warrants;
     o    any redemption or call provisions applicable to the warrants; and
     o    any other terms of the warrants.

Transfers and Exchanges

     A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

     Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

     After this time, unless we have extended the expiration date, the unexercised warrants will be void.

     Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

     o    warrant certificates properly completed; and
     o    payment of the exercise price.

     As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

     o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or
     o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

     Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

     We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

                                 INDEMNIFICATION

     Our bylaws authorize indemnification of directors, officers, employees or agents against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by us can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding public companies. The address of that site is http://www.sec.gov.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                          Synergy Resources Corporation
                                20203 Highway 60
                              Platteville, CO 80651
                                 (970) 737-1073

     The following documents have been filed with the Commission and are incorporated by reference into this prospectus:

     o Annual Report on Form 10-K for the fiscal year ended August 31, 2012 filed on November 14, 2012;

     o Amended Annual Report on Form 10-K/A for the fiscal year ended August 31, 2012 filed on December 13, 2012;

     o    8-K Reports filed on:

          o September 24, 2012
          o October 24, 2012
          o October 25, 2012
          o November 9, 2012
          o November 14, 2012
          o December 3, 2012
          o December 3, 2012
          o December 7, 2012
          o January 10, 2013
          o January 28, 2013
          o February 14, 2013 (8-K/A)
          o March 7, 2013
          o March 12, 2013
          o March 19, 2013

          o April 5, 2013
          o April 10, 2013


     o Report on Form 10-Q for the three months ended November 30, 2012, filed on January 9, 2013.

     o Report on Form 10-Q for the three and six months ended February 28, 2013.

     o    Description  of  our  common  stock  contained  in  our   registration
          statement on Form 8-A filed on July 19, 2011.

     All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

                                  LEGAL MATTERS

     Certain legal matters with respect to the securities offered hereby will be passed upon for us by Hart & Hart LLC, Denver, Colorado.

                                     EXPERTS

     The financial statements of Synergy Resources and for the year then ended August 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of EKS&H, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The information relating to our oil and natural gas reserves, as of August 31, 2012 and August 31, 2011, incorporated into this prospectus supplement by reference, including all statistics and data, was derived from letters dated November 2, 2012 and October 13, 2011, respectively, evaluating our oil and natural gas properties, prepared by Ryder Scott Company, L.P., our independent petroleum engineer, in reliance on the authority of such firm as experts in the oil and natural gas industry.

                                TABLE OF CONTENTS
                                                                    Page
PROSPECTUS SUMMARY ...............................................
RISK FACTORS  ....................................................
USE OF PROCEEDS ..................................................
PLAN OF DISTRIBUTION..............................................
DESCRIPTION OF CAPITAL STOCK......................................
DESCRIPTION OF WARRANTS ..........................................
DESCRIPTION OF RIGHTS ............................................
INDEMNIFICATION ..................................................
AVAILABLE INFORMATION.............................................
LEGAL MATTERS ....................................................
EXPERTS ..........................................................

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Synergy Resources Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus


Item 14. Other Expenses of Issuance and Distribution

             SEC Filing Fee                                     $34,110
             Printing Expenses                                    5,000
             Legal Fees and Expenses                             25,000
             Accounting Fees and Expenses                        10,000
             Miscellaneous Expenses                                 890
                                                                -------
                  TOTAL                                         $75,000
                                                                =======

             All expenses other than the S.E.C. filing fees are estimated.

Item 15. Indemnification of Officers and Directors.

     It is provided by Section 7-109-102 of the Colorado Revised Statutes and the Company's Bylaws that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 16. Exhibits

     The following exhibits are filed with this Registration Statement:

Exhibits

1.1 Purchase Agreement, dated as of December 16, 2011, by and between Synergy Resources Corporation and Northland Securities, Inc., acting severally on behalf of itself and the underwriters named in Schedule I thereto (1)

3.1.1 Articles of Incorporation (2)

3.1.2 Amendment to Articles of Incorporation (1)

3.1.3 Bylaws (2)

4.1   Form of Common Stock Certificate (1)

4.2   Form of Rights Agreement (including form of Rights Certificate) (14)

4.3   Form of Warrant Agreement (including form of Warrant) (14)

4.4   Form of Certificate of Designation of Preferred Stock(14)

4.5   Form of Certificate of Designation of Convertible Preferred Stock(14)


5.1   Opinion of Hart & Hart, LLC

10.1  Employment Agreement with Ed Holloway (3)

10.2  Employment Agreement with William E. Scaff, Jr. (3)

10.3  Administrative Services Agreement (4)

10.4  Agreement regarding Conflicting Interest Transactions (4)

10.5  Consulting Services Agreement with Raymond McElhaney and Bill Conrad (5)

10.6.1 Form of Convertible Note (5)

10.6.2 Form of Subscription Agreement (5)

10.6.3 Form of Series C Warrant (5)

10.7 Purchase and Sale Agreement with Petroleum Exploration and Management, LLC (wells, equipment and well bore leasehold assignments) (5)

10.8 Purchase and Sale Agreement with Petroleum Management, LLC (operations and leasehold) (5)

10.9  Purchase and Sale Agreement with Chesapeake Energy (5)

10.10 Lease with HS Land & Cattle, LLC (5)

10.11 Employment Agreement with Frank L. Jennings (6)

10.12 Purchase and Sale Agreement with Petroleum Exploration and Management, LLC (7)

10.13 Loan Agreement with Bank of Choice (presently known as Community Banks of Colorado) (8)

10.14 Purchase and Sale Agreement with DeClar Oil & Gas, Inc. and Wolf Point Exploration, LLC (9)

10.15 Amendment to Line of Credit Agreement (10)

10.16 Amendment #2 to Loan Agreement (12)

10.17 Purchase and Sale Agreement with ORR Energy LLC (Weld County, Colorado oil and gas property) (12)

23.1  Consent of Hart & Hart, LLC

23.2  Consent of EKS&H LLLP

23.3  Consent of Ryder Scott Company, L.P. (15)

99    Report of Ryder Scott Company, L.P. (13)
------------------------------------

1. Incorporated by reference to the same exhibit filed with the Company's report on Form 8-K filed on December 16, 2011.

2. Incorporated by reference to the same exhibit filed with the Company's registration statement on Form SB-2, File #333-146561.

3. Incorporated by reference to the same exhibit filed with the Company's transition report on Form 8-K for the period ended August 31, 2008.

4. Incorporated by reference to the same exhibit filed with the Company's transition report on Form 10-K for the year ended August 31, 2008.

5. Incorporated by reference to the same exhibit filed with the Company's report on Form 10-K/A filed on June 3, 2011.

6. Incorporated by reference to the same exhibit filed with the Company's report on Form 8-K filed on June 24, 2011.

7. Incorporated by reference to Exhibit 10.12 filed with the Company's report on Form 8-K filed on August 5, 2011.

8. Incorporated by reference to Exhibit 10.13 filed with the Company's report on Form 8-K filed on December 2, 2011.

9. Incorporated by reference to Exhibit 10.14 filed with the Company's report on Form 8-K filed on February 23, 2012.

10. Incorporated by reference to Exhibit 10.15 filed with the Company's report on Form 8-K filed on April 25, 2012.

11. Incorporated by reference to Exhibit 14 filed with the Company's report on Form 8-K filed on July 22, 2011.

12. Incorporated by reference to the same exhibit filed with the Company's report on Form 8-K filed on October 25, 2012.

13. Incorporated by reference to Exhibit 99 filed with the Company's report on Form 10-K filed for the year ended August 31, 2012.


14. Synergy will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any rights, warrants, preferred stock or convertible preferred stock (iii) any additional required opinion of counsel to Synergy as to the legality of the securities offered hereby or
    (iv) any required opinion of counsel to Synergy as to certain tax matters relative to securities offered hereby.

15. Filed with Amendment No. 2 to this registration statement.


Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is relying on Rule 430B:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Platteville, Colorado on the 16th day of April, 2013.

                                    SYNERGY RESOURCES CORPORATION

                                 By: /s/ Ed Holloway
                                     -------------------------------------
                                     Ed Holloway, Principal Executive Officer

       In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                      Date

/s/ Ed Holloway                  Principal Executive        April 16, 2013
-------------------------       Officer and a Director
Ed Holloway

/s/ William E Scaff, Jr.       Executive Vice President     April 16, 2013
-------------------------          and a Director
William E. Scaff, Jr.

/s/ Frank L. Jennings            Principal Financial        April 16, 2013
-------------------------      and Accounting Officer
Frank L. Jennings

/s/ Rick Wilber                     Director                April 16, 2013
-------------------------
Rick Wilber

/s/ Raymond E. McElhaney            Director                April 16, 2013
-------------------------
Raymond E. McElhaney

/s/ Bill M. Conrad                  Director
-------------------------
Bill M. Conrad

/s/ R.W. Noffsinger, III            Director                April 16, 2013
-------------------------
R.W. Noffsinger, III

/s/ George Seward                   Director                April 16, 2013
-------------------------
George Seward

                          SYNERGY RESOURCES CORPORATION
                                   FORM S-3/A
                                    EXHIBITS